UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): March 30, 2006

NASHUA CORPORATION
(Exact name of registrant as specified in its charter)

Massachusetts (State or other jurisdiction of incorporation)	1-05492 (Commission File Number)	02-0170100 (IRS Employer Identification No.)
11 Trafalgar Square, Suite 201
Nashua, New Hampshire 03063
(Address of principal executive offices and zip code)
(603)880-2323
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement
     On March 30, 2006, Nashua Corporation (the “Company”) entered into an Amended and Restated Credit Agreement with LaSalle Bank National Association and the lenders party thereto (the “Restated Credit Agreement”) to amend and restate in its entirety the Company’s Credit Agreement, dated March 1, 2002, as amended (the “Original Credit Agreement”). The Restated Credit Agreement extends the term of the credit facility under the Original Credit Agreement to March 31, 2009 and provides for a revolving credit facility of $35 million, including a $5 million sublimit for the issuance of letters of credit, and a $2,841,425 secured letter of credit that will continue to support Industrial Development Revenue Bonds issued by the Industrial Development Board of the City of Jefferson City, Tennessee. The Restated Credit Agreement contains financial covenants that require the Company to maintain certain financial covenants such as funded debt to adjusted earnings before interest, income taxes, depreciation and amortization, also known as adjusted EBITDA, and a fixed charge coverage ratio. In addition, the Restated Credit Agreement extinguishes the term loan that had existed under the Original Credit Agreement.
     The interest rate on loans outstanding under the Restated Credit Agreement is based on the total debt to adjusted EBITDA ratio and is, at the Company’s option, either (1) a range from zero to .25 percent over the base rate (prime) or (2) a range from 1.25 percent to 2.0 percent over LIBOR. The Company is also subject to a non-use fee for any unutilized portion of the revolving credit facility under the Restated Credit Agreement which ranges from .25 percent to .375 percent, based on the Company’s total debt to EBITDA ratio.
     The Restated Credit Agreement is attached to this Current Report on Form 8-K as Exhibit 4.1, and the information contained in the Restated Credit Agreement is incorporated herein by reference.
Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant
     The disclosure contained in “Item 1.01 — Entry into a Material Definitive Agreement” of this Form 8-K is hereby incorporated by reference into this Item 2.03.
Item 9.01. Financial Statements and Exhibits
(d)	Exhibits

See Exhibit Index attached hereto.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NASHUA CORPORATION
Date:April 3, 2006	By:	/s/ John L. Patenaude
John L. Patenaude
Vice President - Finance, Chief Financial Officer and Treasurer

EXHIBIT INDEX

Exhibit No.	Description

4.1	Amended and Restated Credit Agreement, dated as of March 30, 2006, among Nashua Corporation, LaSalle Bank National Association and the lenders party thereto.